                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use our report dated February 2, 1996 with respect to William Blair Mutual Funds, Inc. (comprised of Growth Fund, International Growth, Income Fund, Limited Term Tax-Free Fund, and Ready Reserves Fund) in the Registration Statement (Form N-lA) of William Blair Mutual Funds, Inc. and its incorporation by reference in the related Prospectus and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 13 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-17463) and this Amendment No. 15 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-5344).



                                           /S/  ERNST & YOUNG LLP
                                           ----------------------
                                             ERNST & YOUNG LLP

Chicago, Illinois
February 29, 1996

TO COME